UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

0-14942	84-1261240
(Commission File Number)	(I.R.S Employer Identification No.)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 16, 2017, Pro-Dex, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with Ascendiant Capital Markets, LLC. (the “sales agent” or “Ascendiant”), pursuant to which the Company may sell and issue shares of its common stock having an aggregate offering price of up to $20,000,000 (the “Shares”) from time to time through Ascendiant, as the Company’s sales agent (the “ATM Offering”). The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Stock Market. Subject to the terms and conditions of the Agreement, the sales agent will use its reasonable efforts to sell the Shares from time to time based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay the sales agent a commission of up to 3.0% of the gross sales price of any Shares sold under the Agreement. The Company has also provided the sales agent with customary indemnification rights and has agreed to reimburse the sales agent for certain specified expenses up to $80,000.

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-215032) which was declared effective on February 8, 2017. On February 16, 2017, the Company filed a prospectus supplement with the Securities and Exchange Commission relating to the sale of up to $4,000,000 Shares pursuant to the ATM Offering.  Pursuant to General Instruction I.B.6 of Form S-3, the aggregate market value of securities (including Shares) that may be sold by or on behalf of the Company pursuant to General Instruction I.B.6. during a 12-month period may not exceed one-third of the aggregate market value of the Company’s common stock held by non-affiliates of the Company.

Under the terms of the Agreement, the Company may also sell Shares to Ascendiant as principal for its own account at a price agreed upon at the time of the sale, subject to the Company entering into a separate terms agreement with Ascendiant for any such sale and the filing of a prospectus supplement with the terms thereof.

The description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The copy of the Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of the specific dates therein, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

The legal opinion of Rutan & Tucker LLP relating to the shares of common stock being offered pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	At the Market Offering Agreement, dated February 16, 2017, by and between Pro-Dex, Inc. and Ascendiant Capital Markets, LLC
5.1	Opinion of Rutan & Tucker, LLP
23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017	PRO-DEX, INC. (REGISTRANT)

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	At the Market Offering Agreement, dated February 16, 2017, by and between Pro-Dex, Inc. and Ascendiant Capital Markets, LLC
5.1	Opinion of Rutan & Tucker, LLP
23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)